Ex. 23(d)(5)(b)

                   SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT

                               BRAZOS MUTUAL FUNDS

                            BRAZOS MID CAP PORTFOLIO



     This agreement supplements the Investment Advisory Agreement (the "Agreement") between Brazos Mutual Funds (the "Funds") and John McStay Investment Counsel, L.P. ("JMIC"), the investment advisor to the Funds, dated June 25, 1999 and amended January 1, 2001.

     Effective on January 1, 2005, JMIC changed its name to Brazos Capital Management, L.P. As a result, references to JMIC in the Agreement hereby are replaced with Brazos Capital Management, L.P.




                                          BRAZOS MUTUAL FUNDS



                                          By: /s/ Wayne G. Willems
                                             -----------------------------
                                          Title: President




                                          BRAZOS CAPITAL MANAGEMENT, L.P.



                                          By: /s/ Benjamin C. Bell, Jr
                                             -----------------------------
                                          Title: President